UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported) June 6, 2008

Advanced Biotherapy, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-26323 (Commission File Number)	51-0402415 (IRS Employer Identification No.)
227 West Monroe Suite 3900 Chicago, IL 60606
(Address of principal executive offices)

(312) 701-0793
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 6, 2008, the Company and Richard P. Kiphart, Chairman of the Board of the Company, entered into an AR Note Issuance Agreement (“Note Agreement”) with Lime Energy, Inc. (NASDAQ:LIME) (“Lime”), a developer, manufacturer and integrator of energy saving technologies. The Note Agreement amends the Note Issuance Agreement dated March 12, 2008, among the Company, Lime and Mr. Kiphart. Lime also entered into the Amended and Restated Revolving Line of Credit Notes with the Company and Mr. Kiphart (“Notes”) totaling $11,000,000. Among other things, the Note Agreement increases Mr. Kiphart’s commitment under his Note to $9,500,000 from $1,500,000. The Company’s commitment under its Note remains at $1,500,000. The amended Notes also added a conversion right that may be exercised if the Notes are not repaid as of the maturity date, i.e., March 31, 2009, which conversion right may be exercised at any time from April 1, 2009, until March 31, 2010, into shares of Lime common stock at $7.93 per share.

The Company and Mr. Kiphart will fund the line of credit and receive principal and interest payments on a pro-rata basis. The Lime Notes mature on March 31, 2009, and continue to bear interest at 17% per annum payable quarterly, with 12% payable in cash and the remaining 5% to be capitalized and added to the principal balance of the Notes. The Notes also provides for payment quarterly of an unused funds fee of 4% per annum, as well as a fee payable upon termination of the facility prior to its scheduled maturity. Lime may borrow any amount during the term of the Notes, so long as it is not in default at the time of the advance.

Mr. Kiphart is also the Chairman of the Board of Lime and its largest individual investor, and Mr. David Valentine, one of the Company’s directors, is also a director of Lime.

The description of the Amended and Restated Revolving Line of Credit Notes is not intended to be complete and is qualified in its entirety by the complete text of the Amended and Restated Revolving Credit Notes and the AR Note Issuance Agreement, which are attached as exhibits 10.30 and 10.31, respectively, to this report and are incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports that we file with the Securities and Exchange Commission (“SEC”) contain forward-looking statements relating to, among other matter, the Lime transaction and our future performance, our business and future events. All statements other than statements of historical facts are forward-looking statements, including, without limitation, any statements of the plans and objectives of management for future operations, any projections of revenue, earnings or other financial items, any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing. Some of these forward-looking statements may be identified by the use of words in the statements such as “anticipate,” “estimate,” “could,” “expect,” “project,” “intend,” “plan,” “believe,” “seek,” “should,” “may,” “will,” “assume,” “continue,” or variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. We caution you that our performance and results could differ materially from what is expressed, implied, or forecast by our forward-looking statements. The Company operates in a rapidly changing environment that involves a number of risks, some of which are beyond the Company’s control. Future operating results and the Company’s stock price may be affected by a number of factors. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Item 1. Business,” and all subsections therein, including, without limitation, the subsection “Factors That May Affect the Company,” and Item 5. “Market for Registrant’s Common Stock and Related Stockholder Matters,” all contained in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such forward-looking statements. Furthermore, we do not intend (and we are not obligated) to update publicly any forward-looking statements. You are advised, however, to consult any further disclosures we make on related subjects in our reports to the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.30	Amended and Restated Revolving Line of Credit Notes with the Company and Richard P. Kiphart.

10.31	AR Note Issuance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOTHERAPY, INC.
(Registrant)

Date: June 11, 2008	By:	/s/Christopher W. Capps
Christopher W. Capps, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Description

10.30	Amended and Restated Revolving Line of Credit Note with the Company and Richard P. Kiphart.

10.31	AR Note Issuance Agreement